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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         McNAUGHTON APPAREL GROUP INC.

                          Pursuant to Section 242 of
                        the General Corporation Law of
                             the State of Delaware
                        ------------------------------

          McNaughton Apparel Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of ARTICLE FOURTH of the Certificate of Incorporation in its entirety and substituting in lieu thereof the following:

     "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock") and 30,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock").

          SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability at a meeting of the Board of Directors on January 7, 2000 and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the majority of the outstanding stock entitled to vote thereon at the annual meeting of stockholders called
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and held upon notice in accordance with Section 222 of the General Corporation
Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed and this Certificate of Amendment of its Certificate of Incorporation to be executed as of the 14th day of March, 2000.

                              McNAUGHTON APPAREL GROUP INC.

                              By: /s/ Amanda J. Bokman
                                 ----------------------------------
                                 Name:  Amanda J. Bokman
                                 Title: Vice President, Chief Financial
                                        Officer, Secretary and Treasurer
ATTEST:

/s/ Laura Lentini
----------------------------
Name:   Laura Lentini
Title:  Controller